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                                                                 EXHIBIT 99.1



                              December 12, 1996


Heftel Broadcasting Corporation
6767 West Tropicana Avenue
Las Vegas, Nevada 89103


Ladies and Gentlemen:

        The undersigned hereby consents to being named as designee for appointment to the board of directors of Heftel Broadcasting Corporation, a Delaware corporation (the "Company"), in (a) the Company's Registration Statement on Form S-4 and the Joint Proxy Statement/Prospectus included therein filed with the Securities and Exchange Commission on or about December 16, 1996, and (b) the Company's Registration Statement on Form S-3 filed with the Commission on October 16, 1996, and any amendments, supplements or additional registration statements filed pursuant to Rule 462 with respect to either of the foregoing registration statements.


                                /s/ MCHENRY T. TICHENOR, JR.
                                -----------------------------
                                McHenry T. Tichenor, Jr.